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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2001 relating to the financial statements of America First Mortgage Investments, Inc, which appears in America First Mortgage Investments, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
January 11, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS